Exhibit 10.1

EXECUTION VERSION

[*] Indicates that certain information in this exhibit has been excluded because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

MEMBERSHIP INTERESTS PURCHASE AGREEMENT

by and among

Nikola Corporation, as the Buyer,

Wabash Valley Resources LLC, as the Company,

and

the Persons listed in Exhibit A, as the Sellers,

Dated as of June 22, 2021

- i -

Exhibit A	Sellers and Pro Rata Portion
Exhibit B	Post-Closing Capitalization

- ii -

MEMBERSHIP INTERESTS PURCHASE AGREEMENT

MEMBERSHIP INTERESTS PURCHASE AGREEMENT (this “Agreement”), dated as of June 22, 2021 (the “Closing Date”), by and among Nikola Corporation, a Delaware corporation (the “Buyer”), Wabash Valley Resources LLC, a Delaware limited liability company (the “Company”), and each of the Persons listed in Exhibit A hereto (each, a “Seller” and, collectively, the “Sellers”). The parties may hereinafter be referred to collectively as “Parties” or individually as “Party”.

RECITALS

WHEREAS, the Company owns and operates a synthesis gas plant and is designing, developing, building and will operate, a hydrogen production facility in Terre Haute, Indiana (the “Project”);

WHEREAS, prior to the Closing, the Sellers collectively own 100% of the limited liability company interests in the Company; and

WHEREAS, each of the Sellers wish to sell to the Buyer, and the Buyer wishes to purchase from each such Seller, limited liability company interests of the Company which immediately after the Closing will collectively represent 20% of the issued and outstanding limited liability company interests of the Company (the “Equity Interests”), on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1    Certain Defined Terms. For purposes of this Agreement:

“Action” means any claim, demand, action, suit, inquiry, proceeding, examination, audit or investigation, in each case, by or before any Governmental Authority, or any other arbitration, mediation or similar proceeding.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Aggregate Closing Cash Consideration” means $25,000,000.00 Dollars.

“Aggregate Closing Consideration” means the aggregate amount of Seller Closing Consideration payable to all Sellers in accordance with this Agreement.

“Aggregate Closing Stock Consideration” means the number of shares of common stock, $0.0001 par value per share, of Buyer (as adjusted by any stock split, dividend or other distribution, recapitalization or similar event, the “Nikola Common Stock”), rounded down to the nearest whole share (with any fractional shares paid by or on behalf of the Buyer in cash), equal to $25,000,000.00 divided by the Issue Price.

“Ancillary Agreements” means the LLC Agreement, the Assignment Agreements, the Nikola Offtake Agreement and all other agreements, documents, certificates and instruments required to be delivered by any party pursuant to this Agreement, and any other agreements, documents or instruments entered into at or prior to the Closing in connection with this Agreement or the Transaction.

“Assignment Agreements” means each assignment agreement which provides for the assignment at the Closing of the Equity Interests to Buyer.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.

“Buyer Fundamental Representations” has the meaning set forth in Section 6.1(a)(i).

“Buyer Indemnified Parties” has the meaning set forth in Section 6.2(a).

“Charter Documents” means, with respect to any Person, all organizational documents (including all articles and certificates of formation or incorporation and other constituent documents) and all limited liability company agreements, member agreements, voting agreements or similar Contracts relating to the ownership or governance of such Person.

“Claim Notice” has the meaning set forth in Section 6.3(b).

“Closing Date” has the meaning set forth in the preamble.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission.

“Contract” means any contract, agreement, arrangement or understanding, whether written or oral, whether interim or final, and whether express or implied.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or its capacity as manager, sole or managing member or general partner, by Contract or otherwise. The term “Control” when used as a verb shall have a correlative meaning.

“Data Room” means the virtual data room established by the Company located at [*] in the folders named [*] and [*] in connection with the Transaction.

“Deductible” has the meaning set forth in Section 6.4(b).

“Direct Claim” has the meaning set forth in Section 6.3(e).

“Disclosure Schedules” means the disclosure schedules referenced in Article III delivered by the Sellers to the Buyer contemporaneously with the execution and delivery of this Agreement.

“Earn-Out Payment” has the meaning set forth in Section 2.3.

“Economic Benefit” has the meaning set forth in Section 2.3(b).

“Effectiveness Date” has the meaning set forth in Section 5.2(a)(i).

“Employee Benefit Plans” mean any “employee benefit plan” which is subject to ERISA.

“Employees” has the meaning set forth in Section 3.18(b).

“Enforceability Exceptions” has the meaning set forth in Section 3.2(b).

“Environmental Laws” means all applicable federal, state and local Laws in effect as of the Closing Date relating to the protection of the environment, including those Laws relating to the storage, handling and use of chemicals and other Hazardous Materials and those relating to the generation, processing, treatment, storage, transportation, disposal or other management thereof. The term “Environmental Laws” does not include good or desirable operating practices or standards that may be employed or adopted by other oil and gas well operators or recommended by a Governmental Authority.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Equity Interests” has the meaning specified in the Recitals of this Agreement.

“Financial Statements” has the meaning set forth in Section 3.5(a).

“First Blackout Put Right” has the meaning set forth in Section 5.2(b).

“First Blackout Window” has the meaning set forth in Section 5.3(a).

“GAAP” means United States generally accepted accounting principles and practices as in effect on the Closing Date.

“Governmental Approval” means any authorization, approval, consent, license, ruling, permit, tariff, certification, exemption, order, recognition, grant, confirmation, determination, clearance, filing or registration by or with any Governmental Authority.

“Governmental Authority” means any United States or non-United States federal, national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal, or arbitral or judicial body.

“Hazardous Materials” means (1) any “hazardous substance” as now or hereafter defined in § 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”) (42 U.S.C. § 9601 et seq.) or any regulations promulgated under CERCLA; (2) any “hazardous waste” as now or hereafter defined in the Resource Conservation and Recovery Act, as amended (“RCRA”) (42 U.S.C. § 6901 et seq.) or any regulations promulgated under RCRA; (3) any substance now or hereafter regulated under the Toxic Substances Control Act, as amended (“TSCA”) (15 U.S.C. § 2601 et seq.) or any regulations promulgated under TSCA; (4) any substance now or hereafter regulated under the Federal Insecticide, Fungicide and Rodenticide Act, as amended (“FIFRA”) (7 U.S.C. § 136 et seq.) or any regulations promulgated under FIFRA; (5) petroleum, petroleum by products, gasoline, diesel fuel, or other petroleum hydrocarbons; (6) asbestos and asbestos containing material, in any form, whether friable or non-friable; (7) polychlorinated biphenyls; (8) lead and lead-containing materials; or (9) any additional substance, material or waste (i) which is now or hereafter classified as hazardous or toxic under any Environmental Laws, (ii) requires reporting, investigation or remediation under any Environmental Laws, or (iii) causes or threatens to cause a nuisance on the Company’s property or any adjacent property.

“Historical Accounting Principles” means the income and expense reporting utilized by the Company using Intuit QuickBooks accounting software.

“immediate family” has the meaning set forth in Section 5.3(c).

“Indebtedness” means (a) any indebtedness for borrowed money, (b) any indebtedness evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security, (c) amounts owing as deferred purchase price for the purchase of property or services other than accounts payable incurred in the ordinary course of business, (d) Liabilities under any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement or other similar agreement designed to protect the Company against fluctuations in interest rates or other currency fluctuations, (e) all contingent reimbursement obligations with respect to letters of credit, (f) any obligations under capitalized leases, conditional sales contracts and other similar title retention instruments whether short term or long term, (g) any obligations of the types referred to in clauses (a) – (f) secured by a Lien on any property or assets of the Company and (h) all guarantees of obligations of a type referred to in clauses (a) – (g).

“Indemnification Claim” means a claim for indemnification pursuant to Article VI.

“Indemnified Party” has the meaning set forth in Section 6.3(a).

“Indemnifying Party” has the meaning set forth in Section 6.3(a).

“Intellectual Property” means the following: (a) patents, patent applications, continuations, continuations-in-part, divisions, reissues, patent disclosures, inventions (whether patentable or unpatentable and whether or not reduced to practice) and improvements thereto, (b) trademarks, service marks, trade dress, logos, trade names, brand names and corporate names, and any other source-identifying designations or devices, including internet domain names and registrations thereof, along with the goodwill associated with the foregoing and registrations and applications for registration thereof, (c) works of authorship (whether or not copyrightable and whether or not published) including all product manuals, marketing brochures, training materials and website content, and all copyrights and registrations and applications for registration thereof, (d) mask works and registrations and applications for registration thereof, (e) computer software, data and documentation, (f) trade secrets, and (g) copies and tangible embodiments thereof (in whatever form or medium).

“IRS” means Internal Revenue Service.

“Issue Price” means $14.86.

“Knowledge” with respect to a party, means the knowledge of such party, in the case of an individual, or any officer or director of such party, in the case of an entity, and, in each case, such knowledge as would be imputed to such persons upon due inquiry; provided, however, with respect to the Company, “Knowledge” means that any of [*] has or had (a) actual knowledge, or (b) actual awareness of any fact or matter that would have caused a reasonable person to investigate the fact or matter in question; provided, further, however, that with respect to the Buyer, “Knowledge” means that any of [*] has or had (1) actual knowledge, or (2) actual awareness of any fact or matter that would have caused a reasonable person to investigate the fact or matter in question.

“Law” means any statute, law, ordinance, regulation, directive, rule, code, executive order, or order of any Governmental Authority.

“Lease” has the meaning set forth in Section 3.15(a).

“Lease Option” has the meaning set forth in Section 3.15(a).

“Leased Real Property” has the meaning set forth in Section 3.15(a).

“Liability” or “Liabilities” means any or all obligations (whether to make payments, to give notices or to perform or not perform any action), commitments, contingencies and other liabilities of a Person (whether known or unknown, asserted or not asserted, whether absolute, accrued, contingent, fixed or otherwise, determined or determinable, liquidated or unliquidated, and whether due or to become due), and including any damages.

“Lien” means any mortgage, pledge, deed of trust, lien, charge, claim, option, equitable interest, security interest, assignment, hypothecation, encumbrance or other Contract or arrangement (whether voluntary or involuntary, choate or inchoate or imposed by Law) that has the same or a similar effect to the granting of security or of any similar right of any kind (including any conditional sale or other title retention agreement).

“LLC Agreement” means the Amended and Restated Limited Liability Agreement of the Company to be entered into by each of the Sellers, the Buyer and the Company on the Closing Date.

“Losses” means all losses, damages, liabilities, deficiencies, claims, interest, awards, judgments, penalties, costs and expenses (including attorneys’ and other advisors’ fees, costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing).

“Made Available” means the respective materials that were posted to the Data Room or delivered to Buyer or its Representatives at least three Business Days prior to the Closing Date.

“Material Adverse Effect” means any event, change, circumstance, occurrence or effect (each a “change” and collectively “changes”) that, individually or in the aggregate, (i) is or would reasonably be expected to be materially adverse to the business, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole or (ii) materially impairs the ability of the Company and the Sellers to consummate, or prevents or materially delays, any of the transactions contemplated by this Agreement or the Ancillary Agreements or would reasonably be expected to do so; provided, however, that in the case of clause (i) only, Material Adverse Effect shall not include any change to the extent resulting from (1) changes generally affecting the industry generally in which such Person operates or the economy or the financial or securities markets in which such Person operates, (2) acts of war, sabotage or terrorism, or any escalation of any such acts of war, sabotage or terrorism underway as of the date of this Agreement, or any earthquakes, hurricanes, tornadoes or other natural disasters, (3) changes in Law first announced or proposed after the date of this Agreement, or (4) the announcement of this Agreement, except in the case of any of clauses (1), (2), (3), or (4), to the extent the impact of such change is disproportionately adverse to the Company and its Subsidiaries, taken as a whole, as compared to other similarly situated companies.

“New Environmental Tax Credits” means any environmental, clean energy, low-carbon, production, or similar Tax credits: (i) newly created pursuant to any federal or state legislation adopted between the Closing Date and the first anniversary of the Closing Date and (ii) arising from the generation or production of hydrogen or hydrogen power in the manner contemplated by the Company for the Project. Notwithstanding the foregoing, in no event shall New Environmental Tax Credits include: (1) the extension or expansion (whether by application of the increase in the amount of such Tax credit or otherwise) of any environmental, clean energy, low-carbon, production, or similar Tax credit existing as of the Closing Date, whether arising under the Code (as in effect on the Closing Date) or otherwise, (2) any such Tax credits from which the Company would derive benefit solely due to Buyer’s use of hydrogen from the Project or (3) any such Tax credits that would offset or impair any Tax credits existing as of the Closing Date and available to the Project or that would otherwise be available to Buyer in connection with its rights under the Nikola Offtake Agreement.

“Nikola Common Stock” has the meaning set forth in the definition of Aggregate Closing Stock Consideration.

“Nikola Offtake Agreement” means that certain Hydrogen Sale and Purchase Agreement to be entered into between the Company and Buyer on the Closing Date.

“Optioned Real Property” has the meaning set forth in Section 3.15(a).

“Other Property Agreement” has the meaning set forth in Section 3.15(a).

“Other Property Interests” has the meaning set forth in Section 3.15(a).

“Ownership Interest” means, with respect to any Person, any share, capital stock, partnership, limited liability company or similar interest or other indicia of equity ownership (including any option, warrant, profits interests or similar right or right or security convertible, exchangeable or exercisable therefor or other instrument or right the value of which is based on any of the foregoing) in such Person.

“Party” has the meaning set forth in the introduction of this Agreement.

“Permitted Liens” means (i) Liens for Taxes (a) not yet delinquent or (b) which are being contested in good faith and for which reserves have been established, (ii) mechanics’, workmen’s, repairmen’s, warehousemen’s and carriers’ or other like encumbrances arising in the ordinary course of business of the Company consistent with past practice, (iii) Liens in respect of pledges or deposits under workers’ compensation Laws or similar legislation, unemployment insurance or other types of social security, (iv) zoning ordinances and publicly recorded easements, rights of way, and other similar encumbrances affecting real property and (v) any such matters of record, encumbrances and other imperfections of title that do not, individually or in the aggregate, materially impair the continued ownership, use and operation of the assets to which they relate in the business of the Company.

“Person” means any individual, sole proprietorship, corporation, partnership, joint venture, limited liability partnership, limited liability company, trust, unincorporated association, institution, Governmental Authority or any other entity.

“Pro Rata Portion” means, with respect to a particular Seller, the percentage set forth beside such Seller’s name on Exhibit A attached hereto.

“Project” has the meaning set forth in the Recitals.

“Purchase Price” means the Aggregate Closing Consideration plus the Earn-Out Payments (if any), payable to all Sellers pursuant to this Agreement, subject to adjustment in accordance with the terms of this Agreement.

“Put Exercise Notice” has the meaning set forth in Section 5.2(d).

“Put Right Closing Date” has the meaning set forth in Section 5.2(e).

“Put Rights” has the meaning set forth in Section 5.2(c).

“Real Property” has the meaning set forth in Section 3.15(a).

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment and including any “release” as defined in any Environmental Laws.

“Representatives” means, with respect to any Person, the officers, directors, partners, principals, managers, employees, agents, auditors, advisors, bankers and other representatives of such Person.

“Resale Registration Statement” has the meaning set forth in Section 5.2(a)(i).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 4.9.

“Second Blackout Put Right” has the meaning set forth in Section 5.2(c).

“Second Blackout Window” has the meaning set forth in Section 5.3(b).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller Closing Consideration” means, with respect to each Seller: (a) an amount payable in cash equal to the product of such Seller’s Pro Rata Portion of the Aggregate Closing Cash Consideration and (b) an amount payable in Nikola Common Stock equal to the product of such Seller’s Pro Rata Portion of the Aggregate Closing Stock Consideration.

“Seller Fundamental Representations” has the meaning set forth in Section 6.1(a)(i).

“Seller Indemnified Parties” has the meaning set forth in Section 6.2(b).

“Seller Transaction Documents” has the meaning set forth in Section 3.2(a).

“Subsidiary” means, with respect to any Person, any other Person controlled by such first Person, directly or indirectly, through one or more intermediaries.

“Tax Credit Threshold” has the meaning set forth in Section 2.3(a)(ii).

“Tax Returns” means all tax returns, statements, forms and reports (including, elections, declarations, disclosures, schedules, estimates and informational tax returns) for Taxes by, or with respect to, the Company.

“Taxes” means any and all taxes, including all charges, fees, customs, duties, levies or other assessments, in each case in the nature of taxes, imposed by any Governmental Authority, including income, gross receipts, net proceeds, excise, property, personal property (tangible and intangible), production, sales, gain, use, license, custom duty, unemployment, inheritance, corporation, capital stock, net worth, transfer, franchise, payroll, withholding, social security (or similar), estimated, minimum estimated, profit, windfall profit, gift, severance, value added, disability, premium, occupation, service, leasing, employment, stamp, goods and services, ad valorem, fuel, excess profits, alternative or add-on minimum, turnover, utility, utility users and any other taxes, charges, fees, customs, duties, levies and other assessments in the nature of taxes, including any interest, penalty or addition thereto.

“Taxing Authority” means the IRS and any other Governmental Authority responsible for administration of Taxes under the Laws of any jurisdiction in the United States.

“Third Party Claim” has the meaning set forth in Section 6.3(b).

“Trading Day” means a day on which the Trading Market on which Nikola Common Stock is listed or admitted to trading is open for the transaction of business.

“Trading Market” means Nasdaq Global Select Market or over-the-counter market or any national securities exchange, market or trading or quotation facility on which the common stock of Buyer is then listed or quoted.

“Transaction” means the transaction(s) contemplated by the Transaction Documents.

“Transaction Documents” means, collectively, this Agreement, the Assignment Agreements, and any certificate delivered pursuant hereto.

ARTICLE II

PURCHASE AND SALE

Section 2.1    Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, (a) the Sellers shall sell, assign, transfer, convey and deliver the Equity Interests to the Buyer, free and clear of all Liens, other than restrictions on transfer imposed by federal or state securities Laws, in consideration for the Seller Closing Consideration, and (b) the Buyer, in reliance on the representations, warranties and covenants of the Company and each Seller contained herein, shall accordingly purchase all of such Equity Interests from the Sellers.

Section 2.2    Closing.

(a)    The sale, purchase and/or transfer of the Equity Interests shall take place at a closing (the “Closing”) to be held at or directed from the offices of the Company, 444 West Sandford Avenue, West Terre Haute, Indiana 47885, simultaneously with the execution and delivery of this Agreement; provided, that the Closing may occur remotely via electronic exchange of required Closing documentation in lieu of an in-person Closing, and the parties shall cooperate in connection therewith.

(b)    Closing Deliverables.

(i)    The Buyer shall:

(A)    on the Closing Date, deliver or cause to be delivered to each Seller such Seller’s Pro Rata portion of the Aggregate Closing Cash Consideration, which amount shall be payable by wire transfer of immediately available funds in United States dollars to such account(s) as may be designated by the Sellers;

(B)    on the Closing Date, deliver or cause to be delivered to each Seller, such Seller’s Pro Rata Portion of the Aggregate Closing Stock Consideration (A) through the facilities of The Depository Trust Company’s DWAC system or, (B) if requested by each Seller or if the Buyer is unable to make the delivery through the facilities of The Depository Trust Company’s DWAC system, through the book-entry delivery of Nikola Common Stock on the books and records of the transfer agent of the Buyer. If delivery is made by book entry on the books and records of such transfer agent, the Buyer shall send written confirmation of such delivery to each Seller at the address indicated on the signature page hereof; and

(C)    on the Closing Date, deliver or cause to be delivered to the Company and the Sellers an executed counterpart of each of the Ancillary Agreements, signed by each party other than the Sellers and the Company.

(ii)    On the Closing Date, the Sellers shall deliver or cause to be delivered to the Buyer:

(A)    an executed counterpart of each of the Ancillary Agreements, signed by each party thereto other than the Buyer;

(B)    certificates as to the good standing (to the extent such concept or a comparable status is recognized) in respect of the Company and each Subsidiary of the Company as of the most recent practicable date in such jurisdiction; and

(C)    a certificate from each Seller conforming to the requirements of Treasury Regulations Section 1.1445-2(b)(2) and 1.1446(f)-2(b)(2), certifying that such Seller is not a “foreign person” within the meaning of Sections 1445 and 1446(f)(2) of the Code, duly executed and dated as of the Closing Date.

Section 2.3    Earn-Out. In the event that any New Environmental Tax Credit is enacted, Sellers shall be entitled to receive additional consideration for the Equity Interests (any such additional consideration actually paid, an “Earn-Out Payment”) as follows:

(a)    If (and only if):

(i)    such New Environmental Tax Credit results in an Economic Benefit to Buyer, as a member of the Company; and

(ii)    the Economic Benefit that is actually received or realized by Buyer is greater than [*] per kilogram of hydrogen produced or generated by the Company from the Project (the “Tax Credit Threshold”) with respect to any taxable year of the Company (i.e., the Company allocates, receives or realizes a New Environmental Tax Credit that is greater than [*] per kilogram of hydrogen produced or generated from the Project, net of any necessary additional capital expenditures and other additional material costs incurred by the Company to obtain any such New Environmental Tax Credits with respect to any taxable year of the Company), then the Buyer shall pay to the Sellers an amount equal to (x) the total Economic Benefit received by the Buyer, less (y) the Tax Credit Threshold with respect to the applicable taxable year of the Company.

(b)    For purposes of this Section 2.3, “Economic Benefit” means the sum of (i) any Tax refunds attributable to the New Environmental Tax Credit actually received by the Buyer (net of any reasonable out-of-pocket costs and Taxes of the Buyer associated with obtaining any such Tax refunds), plus (ii) any cash distributions received by the Buyer from the Company in respect of the monetization of such New Environmental Tax Credits with respect to the applicable taxable year of the Company, plus (iii) any actual reduction in Tax Liabilities of the Buyer (calculated on a “with and without” basis and treating the New Environmental Tax Credit as the last item used) attributable to the New Environmental Tax Credit, in each case, net of Buyer’s allocable share of any necessary additional capital expenditures and other additional material costs incurred by the Company to obtain any such New Environmental Tax Credits.

(c)    The Buyer will notify the Sellers in writing that the Buyer is seeking any such Tax refund, or filing a Tax Return reflecting such reduction in Tax Liabilities, as applicable. Within ten (10) days after the Buyer (i) receives any such Tax refunds or cash distributions from the Company, or (ii) files a Tax Return reflecting such actual reduction in Tax Liabilities, as applicable, the Buyer shall pay to each Seller such Seller’s Pro Rata portion of the Earn-Out Payment, which amount shall be payable by wire transfer of immediately available funds in United States dollars to such account(s) as may be designated by the Sellers. The Buyer shall claim any such New Environmental Tax Credits (and any corresponding Tax refunds or other amounts) to the maximum extent permitted by applicable Tax Laws on a “more likely than not” (or higher) level confidence; provided, however, that Buyer shall not be required to take any action or refrain from taking any action related to such New Environmental Tax Credits if Buyer, in good faith, determines that such action or inaction would have an adverse impact on any Tax position or prior taxable period of Buyer in a manner unrelated to the New Environmental Tax Credits.

(d)    Notwithstanding the foregoing, no Earn-Out Payment shall be due or payable with respect to any such New Environmental Tax Credits arising in any taxable year of the Company beginning after the 12th anniversary of the Closing Date.

(e)    The Buyer will be entitled to set off any amounts owed by it pursuant to this Section 2.3 against any portion of any resolved Indemnification Claim against the Sellers (or any of them) pursuant to Article VI.

(f)    All payments actually made pursuant to this Section 2.3 will be deemed to be additional Purchase Price for Tax purposes, except as otherwise required pursuant to applicable Law.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each Seller represents and warrants to Buyer, with respect to itself and with respect to the Company, as applicable, as follows as of the Closing Date, except as set forth in the corresponding section or subsection of the Disclosure Schedules:

Section 3.1    Organization and Good Standing; Organizational Documents.

(a)    Each Seller is a limited liability company, duly organized, validly existing and is in good standing under the Laws of the State of Delaware.

(b)    The Company is duly organized, validly existing and is in good standing under the Laws of the State of Delaware. The Company is qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary. True, correct and complete copies of the Charter Documents of the Company, all in such form as currently in effect, have been Made Available to Buyer. The only business activity that has been carried on or is currently carried on by the Company is the development, construction, operation and ownership of the Project. The Company has all necessary limited liability company power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it is currently conducted.

Section 3.2    Authority, Execution and Enforceability.

(a)    Each of the Company and each Seller has the requisite limited liability company power and authority to enter into this Agreement and the other Ancillary Agreements to which it is or will be a party (the “Seller Transaction Documents”), consummate the Transaction and perform all of the terms and conditions thereof to be performed by the Company or such Seller (as applicable). The execution, delivery and performance by the Company and/or a Seller of each Seller Transaction Document and the consummation of the Transaction have been duly authorized by all requisite limited liability company action on the part of the Company and each Seller under their respective Charter Documents.

(b)    Each Seller Transaction Document has been, or will be when executed and delivered, duly and validly executed and delivered by the Company and such Seller (as applicable) and is, or will be when executed and delivered, enforceable against by the Company or such Seller in accordance with the terms thereof, except as such enforceability may be limited or denied by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar applicable Laws affecting creditors’ rights and the enforcement of debtors’ obligations generally, and (ii) general principles of equity, regardless of whether enforcement is pursuant to a proceeding in equity or at law (the “Enforceability Exceptions”).

Section 3.3    No Violation. The execution, delivery and performance by the Company and each Seller of each Seller Transaction Document does not and will not, and the consummation of the Transaction will not, (a) violate the Charter Documents of the Company; (b) violate the Charter Documents of each Seller; (c) violate or be in conflict with, or constitute a default (or any event that, with or without due notice or lapse of time, or both, would constitute a default) under, any Contract to which Seller or the Company is a party or by which any of its properties or assets are or may be bound; (d) violate any applicable Law; or (e) result in the creation of any Lien on the assets or properties of the Company other than Permitted Liens.

Section 3.4    Equity Interests.

(a)    Each Seller is the record and beneficial owner of, and holds good and valid title to, the Equity Interests being sold, transferred and conveyed by such Seller pursuant to this Agreement, free and clear of all Liens, other than Permitted Liens and restrictions on transfer imposed by federal or state securities Laws or the Charter Documents of the Company. The Sellers are collectively the record and beneficial owners of 100% of the limited liability company interests in the Company.

(b)    The Equity Interests have been duly authorized, are validly issued, fully paid, and nonassessable, and were not issued in violation of the preemptive rights of any Person or any agreement or Law by which the Company at the time of issuance was bound. Other than Permitted Liens and as provided by its Charter Documents, the Company is not subject to any Contracts or other arrangements with respect to voting rights or transferability, and there are no (i) outstanding subscriptions, options, warrants, rights (including conversion or preemptive rights), calls, convertible or exchangeable securities, appreciation rights or Contracts for the purchase or acquisition of any portion of the Company’s limited liability company interests or (ii) other securities outstanding that are convertible or exchangeable for any limited liability company interests of the Company, in each case, other than as provided in this Agreement or as may have been created by or through Buyer. No Seller or the Company (A) is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of the Company’s limited liability company interests or (B) has violated any applicable federal or state securities Laws in connection with the offer, sale or issuance of the Equity Interests. There are no declared dividends or distributions of the Company that remain unpaid. Immediately following the Closing, the capitalization of the Company shall be as set forth on Exhibit B.

(c)    Except as set forth in Schedule 3.4(c), the Company does not have and has never had any Subsidiaries, the Company does not own and has never owned, beneficially or otherwise, any Ownership Interest in any other Person and the Company has not operated under any other names. Except as set forth in Schedule 3.4(c), the Company has not (i) ever merged with and into any Person or had any Person merge with or into the Company, or (ii) acquired all or substantially all of the assets of any Person.

Section 3.5    Financial Statements.

(a)    True, correct and complete copies of the compiled balance sheets, statements of operations and member’s equity of the Company as of and for the years ended December 31, 2019 and December 31, 2020 (collectively, the “Financial Statements”) have been Made Available to the Buyer.

(b)    Except as set forth in Schedule 3.5(b), the Financial Statements are based upon the information contained in the books and records of the Company, and present fairly, in all material respects, the financial position and results of operations of the Company for the periods covered by such statements, and have been prepared in accordance with the Historical Accounting Principles.

(c)    The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s authorization, (ii) transactions are recorded as necessary to permit the preparation of financial statements that fairly present the results of operations in accordance with the Historical Accounting Principles, and (iii) all inter-company transactions, charges and expenses are accurately reflected in all Financial Statements.

Section 3.6    No Undisclosed Liabilities. The Company has no liabilities of the type that would be required to be set forth in the liabilities column of a balance sheet of the Company prepared in a manner consistent with the Financial Statements, except for (a) liabilities reflected or reserved against in the Financial Statements; (b) liabilities disclosed in Schedule 3.6; or (c) liabilities of a similar type, magnitude, and scope as those reflected in the most recent Financial Statements incurred by the Company subsequent to the date of the most recent Financial Statements in the ordinary course of business in amounts that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.7    Consents and Governmental Approvals.

(a)    Assuming the accuracy of the representations and warranties of Buyer set forth herein, neither the Company nor any Seller is, and neither the Company nor any Seller will be, required to give any notice, make any filing, or obtain any authorization, consent or approval (including Governmental Approvals and consents or approvals of any third party) in order for the Company or such Seller to execute and deliver, or perform its obligations under, any of the Seller Transaction Documents or to consummate the Transaction.

(b)    Schedule 3.7(b) contains a list of all Governmental Approvals necessary for the development, construction and operation of the Project as of its current stage of development and as future stages of development (as detailed in materials Made Available to Buyer) have been obtained and are held by the Company. Each such Governmental Approval is final and in full force and effect and any applicable appeals periods have expired. True and correct copies of each such Governmental Approval have been Made Available to Buyer. There are no proceedings or appeals pending or, to Sellers’ Knowledge, threatened, which would reasonably be expected to result in the revocation or termination of any such Governmental Approval currently held by the Company or the imposition of any penalty or condition thereunder, or that would otherwise reasonably be expected to impair the ability of the Company to operate following the Closing.

Section 3.8    Legal Proceedings. There are no, and during the past three years there have not been any, Actions pending or, to Sellers’ Knowledge, threatened against any Seller or the

Company that (a) would reasonably be expected to adversely affect the ability of a Seller or the Company to perform its obligations under the Seller Transaction Documents or to consummate the Transaction, (b) would reasonably be expected to result in a Material Adverse Effect, or (c) challenge the validity of the Transaction. There are no, and during the past three years there have not been any, Actions pending or, to Sellers’ Knowledge, threatened against or affecting the Company. Neither the Company nor any of its respective properties (including the Project) is bound by any injunction, order, judgment or decree of any Governmental Authority. Schedule 3.8 sets for a list of all Actions to which the Company is a party that have cancelled, settled, compromised, waived, or released for an amount in excess of $30,000 in the past three years.

Section 3.9    Title to Assets. The Company has legal and beneficial ownership of, and has good and valid title or leasehold title (as applicable) to all of its respective personal property assets (tangible and intangible), free and clear of all Liens other than Permitted Liens.

Section 3.10    Employee Benefits Matters.

(a)    Except as set forth on Schedule 3.10(a), the Company does not have any Employee Benefit Plans.

(b)    With respect to each Employee Benefit Plan:

(i)    each Employee Benefit Plan is in material compliance, in form and operation, with all applicable Laws, including ERISA and the Code;

(ii)    neither any Seller nor the Company has received written notice, or has Knowledge, of any ongoing audits or investigations by any Governmental Authority and there are no actions, suits or claims (other than routine claims for benefits) pending or threatened against any Employee Benefit Plan, the assets of any Employee Benefit Plan, any employee, officer or director of the Company or against any other trustee, fiduciary or administrator of any Employee Benefit Plan;

(iii)    full and timely payment has been made of all amounts that the Company is required, under applicable Law or under the Employee Benefit Plan, to have paid as a contribution or a benefit, including the timely payment of all participant contributions and/or employer contributions required by the Company into such Employee Benefit Plan; and

(iv)    the Liability of the Company with respect to each Benefit Plan has been fully funded based on reasonable and proper actuarial assumptions, has been fully insured, or has been fully reserved for on the Financial Statements.

Section 3.11    Insurance. Schedule 3.11 sets forth a true and correct list of all material insurance policies maintained by or for the benefit of the Company (the “Company Policies”). All premiums due and payable under the Company Policies have been paid; the Company Policies are in full force and effect in accordance with their terms; where applicable, the Company has complied in all material respects with the provisions of the Company Policies; and as of the date hereof, neither the Seller Representative nor the Company has received any written notice of any pending or threatened cancellation with respect to any of the Company Policies or of any material changes that are required in the conduct of the business as a condition to the continuation of coverage under, or renewal of, any such Company Policy. Seller has Made Available to Buyer copies of certificates of insurance, if any, for all Company Policies.

Section 3.12    Environmental Matters. Except as set forth in Schedule 3.12:

(a)    The Company is in compliance in all material respects with all applicable Environmental Laws;

(b)    Neither the Company nor any of its Affiliates has handled, treated, recycled, stored, transported, disposed of, arrange for or permitted the disposal of, or Released any substance, including any Hazardous Materials, or owned or operated any property or facility in violation of Environmental Laws or in a manner that has given or would reasonably be expected to give rise to any material Liabilities, including Liabilities for response costs, corrective action costs, personal injury, property damage or natural resource damage pursuant to Environmental Laws;

(c)    The Company has not assumed or undertaken any Liability of any other Person relating to Environmental Laws;

(d)    To Seller Representative’s Knowledge, no Release of Hazardous Material has occurred at any of the properties currently or formerly owned or operated by the Company in material violation of Environmental Law or that has given rise to or would reasonably be expected to give rise to any Liabilities of the Company pursuant to Environmental Laws; and

(e)    Seller Representative has Made Available copies of all environmental audits, reports, and assessments obtained pursuant to applicable Laws and any other material environmental documents, in each case related to the Project and the site of the Project.

Notwithstanding anything to the contrary herein, the representations and warranties set forth in this Section 3.12 constitute the sole and exclusive representations and warranties regarding Environmental Laws.

Section 3.13    Brokers. None of the Company, any of Sellers or any Affiliate of Sellers or any of their Representatives has employed any broker or finder or incurred any Liability for any brokerage fees, commissions, finder’s fees or other similar obligations in connection with the Transaction for which Buyer or the Company would incur any Liability.

Section 3.14    Taxes.

(a)    All Tax Returns of or with respect to the Company (i) have been filed within the time and in the manner required by applicable Law (giving regard to valid extensions) and (ii) are true, accurate and complete in all material respects. The Company has not incurred any Liability for Taxes other than in connection with transactions in the ordinary course of business.

(b)    All Taxes required to be paid by the Company, whether or not shown to be due on any Tax Returns, have been timely paid (giving regard to valid extensions), and all Taxes that are required to be withheld or collected by the Company have been duly withheld and collected and, to the extent required, have been paid to the appropriate Governmental Authority within the time and in the manner required by applicable Law (giving regard to valid extensions). The Company has established on its books and records, in accordance with the Historical Accounting Principles, reserves that are adequate for the payment of any Taxes not yet due and payable.

(c)    No Taxing Authority has assessed or asserted or threatened in writing (or to the Sellers’ Knowledge, threatened other than in writing) to assess or to assert any deficiency or assessment, or proposed (formally or informally) any adjustment or any examination, with respect to any Taxes against the Company that has not been fully resolved or paid. There are no pending or, to the Sellers’ Knowledge, threatened audits, examinations or similar proceedings in respect of Taxes of or with respect to the Company. The Company does not have in force any extension of time with respect to a Tax assessment or deficiency. No claim has been made in writing by an authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Tax or subject to a Tax Return filing requirement by the jurisdiction.

(d)    Neither the Company nor any Affiliate thereof (a) has received any private letter ruling or closing agreement from the IRS (or any comparable ruling or agreement from any other Taxing Authority) with respect to the Company or (b) has any requests for such a ruling or agreement pending, including any application for such item that has been subsequently withdrawn.

(e)    Neither the Company nor any Affiliate thereof has waived or extended any statute of limitations in respect of Taxes of or with respect to the Company.

(f)    The Company is and has at all times since formation been classified as a partnership for U.S. federal income tax purposes, and no election has been filed with respect to the Company to cause the Company to be classified as an association taxable as a corporation for U.S. federal income tax purposes.

Section 3.15    Real Property.

(a)    Any real property owned in fee simple by the Company is listed in Part I of Schedule 3.15.1 (the “Owned Real Property”). All leases and subleases of real property (each, a “Lease”) of the Company, whether as lessee, lessor, sublessee or sublessor, are listed in Part II of Schedule 3.15.1 (the “Leased Real Property”). All option agreements granting the Company the right to enter into a Lease (each, a “Lease Option”) are listed in Part III of Schedule 3.15.1 (the “Optioned Real Property”). All other agreements evidencing easements, rights-of-way or other real property interests which are material to the business of the Project (each, an “Other Property Agreement”) are listed in Part IV of Schedule 3.15.1 (the “Other Property Interests” and, together with the Owned Real Property, the Leased Real Property, and the Optioned Real Property, the “Real Property”). The Company has Made Available to Buyer true, correct and complete copies of the Leases and all Other Property Agreements. The Company has valid fee simple, leasehold, easement and/or other real property interest in, as applicable, the Real Property to which the Company has been granted rights, in each case, free and clear of all Liens other than Permitted Liens. The Company has not received written notice of any condemnation, rezoning or taking actions (including any proceedings to amend or modify any building code or zoning or land use laws) respecting any Real Property, and, to Sellers’ Knowledge, no such proceedings are pending or have been threatened. The Leases and Lease Options have not been assigned by the Company nor have the premises demised thereunder been subleased by the Company, in whole or in part, except as noted in Part II of Schedule 3.15.1. Each Lease and all Other Property Agreements are in full force and effect and are valid, binding and enforceable against the Company, have not been amended or modified except for amendments or modifications Made Available to Buyer, and, to Sellers’ Knowledge, each other party thereto in accordance with its terms, subject to the Enforceability Exceptions. Except as set forth in Part IV of Schedule 3.15.1, the Company has not delivered, and is not required to deliver, a security deposit under any of the Leases or Other Property Agreements and neither the Leases, the Other Property Agreements or any obligations of the Company thereunder have been guaranteed by any person or entity.

(b)    The Company is not in breach of or default (with or without notice or lapse of time or both) under any Lease or Other Property Agreement, and (i) to the Sellers’ Knowledge, no other party to any of the Leases or Other Property Agreements is in breach or default (with or without notice or lapse of time or both) thereunder and (ii) no event has occurred which, with notice or the lapse of time or both, would reasonably be expected to result in a default by the Company or permit the termination, material modification or acceleration of rent or other sums under any of the Leases or Other Property Agreements. No event has occurred and is continuing that gives any counterparty to any Lease or Other Property Agreement any right of termination, rescission or cancellation of, and no counterparty to any Lease or Other Property Agreement has delivered written notice terminating or threatening to terminate, any Lease or Other Property Agreement.

(c)    The transactions contemplated by this Agreement do not require the consent of any other party with respect to any of the Leases or Other Property Agreements and will not result in a material breach of or a material default under any of the Leases or Other Property Agreements.

(d)    Other than as set forth on Schedule 3.15(d), the Real Property comprises all of the real property reasonably necessary for the Project.

(e)    Neither the Company nor any Seller has received any written notice of, and to the Sellers’ Knowledge, there is no pending Action regarding the Real Property, any improvements located on the Real Property, or the use or occupancy of the Real Property by the Company, whether for reasons related to zoning, anti-pollution, health, occupational safety or any other reason.

(f)    To the Sellers’ Knowledge, there are no covenants, deed restrictions, easements, leases, sub-leases, rights of occupancy or other liens that encumber the Real Property or any improvements thereon that adversely affect or would reasonably be expected to adversely affect the use and occupancy of the Real Property by the Company as it is presently used and occupied.

(g)    There are no public improvements that have been commenced or completed for which an assessment may be levied against any of the Real Property for which the Company would be responsible.

Section 3.16    Affiliate Transactions. Except as set forth on Schedule 3.16, no Seller nor any of its Affiliates nor any manager, officer, employee, director or member of a Seller or any of its Affiliates (a) is a party to any Contract or transaction with the Company, including any intercompany account obligations (including Indebtedness), or (b) has any interest in any property, real or personal or mixed, tangible or intangible, used in or pertaining to the business of the Company.

Section 3.17    Compliance with Laws. (a) The Company has complied in all material respects with all applicable Laws; (b) no Action has been filed, commenced or, to the Sellers’ Knowledge, threatened in writing against the Company alleging any violation of any applicable Laws, which such Action remains pending or, to the Sellers’ Knowledge, threatened; and (c) neither Seller nor the Company has received written notice of, nor, to the Sellers’ Knowledge, has there been commenced, an investigation by any Governmental Authority with respect to any of the foregoing that remains unresolved.

Section 3.18    Employee Relations.

(a)    Except as set forth in Schedule 3.18(a), the employment by the Company of any Person (whether or not there is a written employment Contract) is at-will and may be terminated for any reason whatsoever not prohibited by current Laws, without penalty or Liability of any kind, other than (i) accrued wages and commissions which are not yet due and payable, and (ii) accrued sick leave and vacation pay.

(b)    All compensation, including wages, commissions, bonuses and benefits payable to or on behalf of the employees of the Company (the “Employees”) for services performed on or prior to the date hereof have been paid in full in accordance with Law and the Company’ s customary payroll and commission practices or properly accrued on the books and records of the Company.

(c)    None of the Employees are represented by a labor union and there are no collective bargaining agreements or other Contracts between the Company and any union, works council, or labor organization. No event has occurred or circumstances exist that could provide the basis for any work stoppage or other labor dispute with respect to the Company. To Sellers’ Knowledge, no officer or other employee of the Company intends to terminate employment with the Company following the Closing.

Section 3.19    Contracts.

(a)    Schedule 3.19(a) contains a list of the following Contracts to which the Company is a party or otherwise bound or a beneficiary of as of the date hereof (each a “Material Contract”):

(i)    Contracts under which the Company is obligated to pay any other Person, or any other Person is obligated to pay to the Company, a royalty, fees, or other amounts for the use of any Intellectual Property (excluding “shrink wrap” licenses for software that is generally available at a total cost of less than $10,000 per year);

(ii)    Intellectual Property licenses;

(iii)    Contracts under which the Company is limited, restricted, or materially impaired in its ability to use or enforce any Intellectual Property owned or licensed by the Company, including any Contracts entered into in connection with any settlement, co-existence, or non-compete agreement;

(iv)    Contracts under which the Company is obligated to maintain the confidentiality of the confidential or proprietary information of another Person, other than confidentiality or nondisclosure agreements entered into by the Company in the ordinary course of business;

(v)    Contracts under which any Person is restricted from engaging in any line of business that competes with the Project in any area or territory;

(vi)    Contracts under which any Person has delivered to the Company any work product that constitutes “work made for hire” within the meaning of 17 U.S. Code Section 101, for which any such individual Contract involves aggregate payments in excess of $250,000;

(vii)    Contracts for the employment or engagement of any officer, employee or other Person on a full-time, part-time or consulting basis, including all management agreements, severance agreements, executive compensation plans, bonus agreements, Employee Benefit Plans or other similar Contracts that are currently in effect or for which there is or may be any existing or future Liability;

(viii)    Contracts relating to any Indebtedness or placing a Lien on any assets or properties of the Company, including loan or credit agreements, promissory notes, bonds, debentures, security agreements, pledge agreements, mortgages, indentures, factoring agreements, guaranties, letters of credit, performance bonds, completion bonds, surety agreements, indemnification agreements with respect to Indebtedness (or placing a Lien on the assets of the Company) or similar financing arrangements;

(ix)    Contracts pursuant to which the Company leases, either as lessee or as lessor, any personal property, including capital leases, which agreements involve annual payments in excess of $250,000;

(x)    Contracts or a series of related Contracts with customers, suppliers and vendors of the Company for the purchase or sale of goods or services involving annual payments in excess of $250,000 or which cannot be canceled by the Company without payment or penalty upon notice of 30 days or less;

(xi)    Contracts whereby either the Company or any other party to such Contract is required to purchase all of its requirements for a product or service from the other party which cannot be canceled by the Company without payment or penalty upon notice of 30 days or less;

(xii)    Contracts with respect to the acquisition or disposition of any business, assets or securities outside the ordinary course of business, or any equity or debt investment in or any loan to any Person;

(xiii)    partnership agreements, joint venture agreements and all other similar Contracts that involve a sharing of profits, losses, costs or Liabilities by the Company with another Person;

(xiv)    Contracts involving commitments by the Company to make expenditures or purchases or sales in excess of $250,000 or the performance of which will extend over a period of more than one year which cannot be canceled by the Company without payment or penalty upon notice of 30 days or less;

(xv)    Contracts disclosed in Schedule 3.16;

(xvi)    Contracts that expressly by their terms limit the freedom of the Company or any of its Subsidiaries to engage in any line of business, to compete with any Person in any area or territory, or to set its prices or that otherwise restrict its business;

(xvii)    Contracts with a Governmental Authority (including all amendments or modifications thereto and renewals or extensions thereof), including, but not limited to, any prime contract, purchase order, subcontract, delivery order, task order or engagement with any Governmental Authority, including the United States Government, and any Contract, purchase order, delivery order or task order with a prime contractor or higher-tier subcontractor under a prime contract, purchase order, delivery order, task order or engagement with any Governmental Authority, including the United States Government (each a “Government Contract”);

(xviii)    each outstanding bid, proposal, offer or quotation made by the Company, or by a contractor team or joint venture (including all modifications or amendments thereto) in which the Company is participating, that, if accepted by a Governmental Authority, would create a Government Contract (each, a “Bid”);

(xix)    Contracts that provide any customer with pricing, discounts or benefits that change based on the pricing, discounts or benefits offered to other customers, including Contracts containing “most favored nation” provisions; and

(xx)    Contracts relating to the distribution, marketing or sales of products, including agreements with sales representatives or agreements providing for the payment of commissions upon the sale of the Company’s products.

(b)    To Sellers’ Knowledge, all of the Material Contracts are in full force and effect and are valid and enforceable in accordance with their terms, except as enforcement may be limited by the Enforceability Exceptions, and, to the Sellers’ Knowledge, all of the Material Contracts will continue to be valid and in full force and effect on identical terms immediately following the consummation of the Transaction; provided, some Material Contracts may require notice to or consent from the other party pursuant to a change of control clause. To Sellers’

Knowledge, each other Person that is party to a Material Contract is in material compliance with the terms and requirements of such Material Contract. To Sellers’ Knowledge, there are no disputes between the Company, on the one hand, and any other party, on the other hand, with respect to any Material Contract, and the Company has not sent or received a written notice of cancellation or termination with respect to any Material Contract. Sellers have Made Available to Buyer true, accurate and complete copies of each written Material Contract, in each case, as amended or otherwise modified and in effect. Sellers have Made Available to Buyer a true and accurate written summary setting forth the terms and conditions of each oral Material Contract.

(c)    Except as set forth in Schedule 3.19(c), the Company is not a party to any Contract nor has submitted any Bid to which the Davis-Bacon Act or related acts’ labor standards apply.

Section 3.20    Indebtedness. Schedule 3.20 contains a true, correct and complete list of all Indebtedness of the Company. The Company will be able to, as of immediately following the Closing and after giving effect to all of transactions contemplated by this Agreement and the Ancillary Agreements, pay its Indebtedness, Liabilities and obligations as they become due.

Section 3.21    Investment Intent. Each Seller agrees to furnish any additional information reasonably requested by Buyer or any of its Affiliates to assure compliance with applicable U.S. federal and state securities Laws in connection with the issuance of the Nikola Common Stock. The Sellers are acquiring the Nikola Common Stock without any intention of selling, distributing or otherwise disposing of the Nikola Common Stock in a manner that would violate the requirements of the Securities Act. Each Seller, either alone or together with its representatives, has such knowledge, skill and experience in business, financial and investment matters or otherwise that such Seller is capable of evaluating the merits and risks of an investment in the Nikola Common Stock and has so evaluated such merits and risks. Each Seller acknowledges that it has had access to all necessary information about Buyer and its Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment. Each Seller understands that it must bear the economic risk of this investment in the Nikola Common Stock, and is able to bear such risk and is able to afford a complete loss of such investment. Each Seller confirms that it is not relying on any communication (written or oral) of the Buyer or any of its Affiliates as investment or tax advice or as a recommendation to purchase the Nikola Common Stock. It is understood that any information and explanations related to the terms and conditions of the Nikola Common Stock provided by the Buyer or any of its Affiliates shall not be considered investment or tax advice or a recommendation to purchase the Nikola Common Stock, and that none of the Buyer nor any of its Affiliates is acting or has acted as an advisor to any Seller in deciding to invest in the Nikola Common Stock. Each Seller confirms that none of the Buyer or its Affiliates has (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Nikola Common Stock or (B) made any representation to any Seller regarding the legality of an investment in the Nikola Common Stock under applicable legal investment or similar Laws or regulations. In deciding to purchase the Nikola Common Stock, no Seller is relying on the advice or recommendations of the Buyer or its Affiliates, and each Seller has made its own independent decision that the investment in the Nikola Common Stock is suitable and appropriate for such Seller.

Section 3.22    Due Diligence. The information Made Available via the Data Room or otherwise furnished to the Buyer concerning the Company and the Project is all of the material information in the possession of the Sellers and the Company with respect to the Company and the Project and, to the Sellers’ Knowledge (which for purposes of this Section 3.22 will exclude any duty of investigation or inquiry), fairly represents the Company and the Project in all material respects. Notwithstanding the foregoing, or anything contained in Section 3.23 or any other Section of this Article III, the Sellers make no representations or warranties with respect to the accuracy or completeness of any information contained in any engineering designs, drawings or proposals received by the Company from any contractors retained or proposed to be retained by the Company in connection with the Project.

Section 3.23    Material Misstatements or Omissions. To the Sellers’ Knowledge (which for purposes of this Section 3.23 will exclude any duty of investigation or inquiry), no representation made by any Seller in this Agreement or any Ancillary Agreement or the Disclosure Schedules contains any untrue statement of material fact, or omits to state a material fact necessary to make the statements of fact contained therein, in light of the circumstances in which they are made, not misleading, except for any misstatements or omissions that, individually or in the aggregate, would not reasonably be expected to have in a Material Adverse Effect. To the Sellers’ Knowledge, there are no facts with respect to the Company that (individually or in the aggregate) (a) would reasonably be expected to have a Material Adverse Effect and (b) have not been set forth in this Agreement or the Disclosure Schedules, or any exhibits or schedules hereto.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer hereby represents and warrants to the Sellers and the Company as of the Closing Date as follows:

Section 4.1    Organization. The Buyer is a corporation duly organized, validly existing and is in good standing under the Laws of the State of Delaware and has full corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

Section 4.2    Authority. The Buyer has full corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Buyer of this Agreement and each of the Ancillary Agreements to which it will be a party and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action. This Agreement has been, and upon their execution each of the Ancillary Agreements to which the Buyer will be a party will have been, duly executed and delivered by the Buyer and, assuming due execution and delivery by each of the other parties hereto and thereto, this Agreement constitutes, and upon their execution each of the Ancillary Agreements to which the Buyer will be a party will constitute, the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except as enforcement may be limited by the Enforceability Exceptions.

Section 4.3    No Conflict; Required Filings and Consents.

(a)    The execution, delivery and performance by the Buyer of this Agreement and each of the Ancillary Agreements to which the Buyer will be a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not:

(i)    conflict with or violate the Charter Documents of the Buyer;

(ii)    conflict with or violate any Law applicable to the Buyer; or

(iii)    result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under or require any consent of any Person pursuant to, any note, bond, mortgage, indenture, agreement, lease, license, permit, franchise, instrument, obligation or other Contract to which the Buyer is a party;

except for any such conflicts, violations, breaches, defaults or other occurrences that do not, individually or in the aggregate, materially impair the ability of the Buyer to consummate, or prevent or materially delay, any of the transactions contemplated by this Agreement or the Ancillary Agreements or would reasonably be expected to do so.

(b)    The Buyer is not required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by the Buyer of this Agreement and each of the Ancillary Agreements to which it will be party or the consummation of the transactions contemplated hereby or thereby, except for such filings as may be required by any applicable federal or state securities or “blue sky” laws.

Section 4.4    Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transaction based upon arrangements made by or on behalf of the Buyer.

Section 4.5    Investment Intent. The Buyer is an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Buyer agrees to furnish any additional information requested by the Company or any of its Affiliates to assure compliance with applicable U.S. federal and state securities Laws in connection with the purchase and sale of the Equity Interests. The Buyer is acquiring the Equity Interests for its own account for investment purposes only and not with a view to, or for resale in connection with, any public distribution thereof or with any intention of selling, distributing or otherwise disposing of the Equity Interests in a manner that would violate the registration requirements of the Securities Act. The Buyer, either alone or together with its representatives, has such knowledge, skill and experience in business, financial and investment matters or otherwise that the Buyer is capable of evaluating the merits and risks of an investment in the Equity Interests and has so evaluated such merits and risks. The Buyer acknowledges that it has had access to the all necessary information about the Company and its Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment. The Buyer understands that it must bear the economic risk of this investment in the Equity Interests, and is able to bear such risk and is able to afford a complete loss of such investment. The Buyer confirms that it is not relying on any communication (written or oral) of the Company, the Sellers or any of their respective Affiliates, as investment or tax advice or as a recommendation to purchase the Equity Interests. It is understood that any information and explanations related to the terms and conditions of the Equity Interests provided by the Company, the Sellers or any of their respective Affiliates shall not be considered investment or tax advice or a recommendation to purchase the Equity Interests, and that none of the Company, the Sellers nor any of their respective Affiliates is acting or has acted as an advisor to the Buyer in deciding to invest in the Equity Interests. The Buyer acknowledges that none of the Company, the Sellers nor any of their respective Affiliates has made any representation regarding the proper characterization of the Equity Interests for purposes of determining the Buyer’s authority to invest in the Equity Interests. The Buyer acknowledges that no federal or state agency has passed upon the merits or risks of an investment in the Equity Interests or made any finding or determination concerning the fairness or advisability of this investment. The Buyer confirms that none of the Company, the Sellers nor any of their respective Affiliates has (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Equity Interests or (B) made any representation to the Buyer regarding the legality of an investment in the Equity Interests under applicable legal investment or similar laws or regulations. In deciding to purchase the Equity Interests, the Buyer is not relying on the advice or recommendations of the Company, the Sellers or any of their respective Affiliates, and the Buyer has made its own independent decision that the investment in the Equity Interests is suitable and appropriate for the Buyer.

Section 4.6    Valid Issuance of Nikola Common Stock. The Nikola Common Stock to be issued to the Sellers pursuant to this Agreement has been duly authorized by the Buyer by all necessary corporate action, including any stockholder approval, and, when issued, paid for and delivered to such Sellers in accordance with the terms set forth in this Agreement, will be duly and validly issued, fully paid and nonassessable and, will be free from any Liens (other than Permitted Liens), with the Sellers being entitled to all rights, preferences and privileges accorded to a holder of common stock of Buyer pursuant to the Buyer’s Charter Documents. The shares of Nikola Common Stock will be issued to the Sellers in compliance with all applicable securities Laws and will not be issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.

Section 4.7    No Manipulation. The Buyer has not taken and will not, in violation of applicable Laws, take any action outside the ordinary course of business designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the common stock of the Buyer to facilitate the sale or resale of the Nikola Common Stock.

Section 4.8    Registration Rights. Other than as set forth in the SEC Reports, there are no Persons with registration or other similar rights to have any equity or debt securities of the Buyer registered for sale under a registration statement, except for rights as have been duly waived.

Section 4.9    SEC Reports; Financial Statements. The Buyer has filed or furnished all forms, statements, certifications, reports, contracts and documents required to be filed or furnished by it under the Securities Act and the Exchange Act. Such reports required to be filed by the Buyer under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) of the Exchange Act, together with any materials filed or furnished by the Buyer under the Securities Act and the Exchange Act, whether or not any such reports were required, being collectively referred to herein as the “SEC Reports.” As of their respective filing, furnishing or effective dates, as applicable, the SEC Reports materially complied with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed or furnished by the Buyer or declared effective, as applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed in the SEC Reports or as contemplated by the Transaction, the Buyer and its Subsidiaries have, in all material respects, conducted their respective businesses only in, and have not engaged in any material transaction other than in accordance with, the ordinary and usual course of such businesses. The financial statements of the Buyer included in the SEC Reports materially comply with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of the filing of such SEC Reports. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP for audited financial statements, and fairly present in all material respects the consolidated financial position of the Buyer and its consolidated Subsidiaries taken as a whole as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

Section 4.10    Private Placement. The offer, sale and issuance of the Nikola Common Stock will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities Laws. Neither the Buyer, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Nikola Common Stock. Neither the Buyer nor any of its Affiliates nor, any Person acting on the Buyer’s behalf, has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale by the Buyer of the Nikola Common Stock as contemplated hereby or (ii) cause the offering of the Nikola Common Stock pursuant to this Agreement to be integrated with prior offerings by the Buyer for purposes of any applicable Laws or stockholder approval provisions, including under the rules and regulations of any Trading Market in a manner which would require any stockholder approval.

Section 4.11    Listing and Maintenance Requirements. The common stock of the Buyer is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Trading Market, and the Buyer has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the common stock of the Buyer under the Exchange Act nor has the Buyer received any notification that the Commission is contemplating terminating such registration. The Buyer is in compliance with the listing and maintenance requirements and any other applicable rules and regulations of the Trading Market and the trading in the common stock of the Buyer has not been suspended by the Trading Market. The Buyer has received no communication, written or oral, from the Trading Market regarding the suspension or delisting of the common stock of the Buyer from the Trading Market.

Section 4.12    Restricted Security. The Buyer understands that the Equity Interests are characterized as “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act inasmuch as they are being acquired from the Sellers in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold only pursuant to an effective registration statement under the Securities Act or an exemption therefrom. The Buyer understands that the Company has no obligation or intention to register any of the Equity Interests, or to take action so as to permit sales pursuant to the Securities Act (including Rule 144 thereunder). The Buyer further understands that any transfer, assignment, sale, transfer, conveyance or other disposition of the Equity Interests will be subject to the provisions of the LLC Agreement.

Section 4.13    General Solicitation. The Buyer acknowledges that none of the Company, the Sellers nor any other person offered to sell the Equity Interests to it by means of any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act).

Section 4.14    Buyer’s Reliance. The Buyer acknowledges that it and its Representatives have been permitted access to certain books and records and other documents of the Company and its Subsidiaries (provided that the Buyer and its Representatives have not been furnished or given access to any operating expenditure or capital expenditure forecasts, any estimates or statements concerning plant reliability, or any projections, estimates, forecasts or budgets), and that the Buyer and its Representatives have had an opportunity to meet with certain officers and employees of the Company and its Subsidiaries to discuss the business of the Company and its Subsidiaries. The Buyer further acknowledges that the only operating expenditure or capital expenditure forecasts, estimates or statements concerning plant reliability, or projections, estimates, forecasts or budgets relied upon by the Buyer were those prepared by the Buyer or its Representatives. The Buyer further acknowledges and agrees that, except as expressly provided in Article III, (a) in acquiring the Equity Interests, the Buyer’s indirect interest in the assets and real property of the Company is being acquired on an “as is, where is, with all faults” basis and (b) the Buyer, on its own behalf and on behalf of all Buyer Indemnified Parties, expressly disclaims any representations or warranties of any kind or nature, express or implied, as to (i) title to any assets of the Company, (ii) the contents, character or nature of any descriptive memorandum relating to the Company, the Equity Interests or the assets of the Company, (iii) any estimates of the value of the business of the Company, the Equity Interests or the assets of the Company or future revenues generated thereby, (iv) the maintenance, repair, condition, quality, suitability, design, marketability, prospects (financial or otherwise) or risks and other incidents of the business of the Company, the Equity Interests or the assets of the Company, or (v) the accuracy or completeness of any information, documents or materials provided or Made Available to the Buyer or its Representatives, including in any management presentations or any other due diligence information. The Buyer further acknowledges that none of the Sellers, the Company, its Subsidiaries, or any other Person has made or is making, and the Buyer has not relied on, any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding the Company or the Project furnished or Made Available to the Buyer and its Representatives, except as expressly set forth in this Agreement and the Ancillary Agreements, provided that the foregoing shall not be deemed to waive or limit any rights of the Buyer in respect of fraud or intentional misrepresentation.

ARTICLE V

COVENANTS

Section 5.1    Covenants Regarding Information. The Buyer covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Buyer after the date hereof pursuant to the Exchange Act. Upon the request of any Seller, the Buyer shall deliver to the Sellers a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as the Sellers own any Nikola Common Stock, if the Buyer is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Sellers and make publicly available in accordance with Rule 144(c) such information as is required for the Sellers to sell the Nikola Common Stock under Rule 144. The Buyer further covenants that it will take such further action as any of the Sellers may reasonably request, all to the extent necessary from time to time to enable any such Seller to sell such Nikola Common Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

Section 5.2    Resale Registration Statement; Put Rights.

(a)    Resale Registration Statement.

(i)    No later than 30 days following the Closing Date, the Buyer shall use reasonable best efforts to prepare and file or cause to be prepared and filed with the Commission, a registration statement on Form S-3 (or, if Form S-3 is not then available to be used by the Buyer, on Form S-1) (the “Resale Registration Statement”) for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act or any successor thereto registering the resale from time to time by the Sellers of all of the Aggregate Closing Stock Consideration. The Buyer shall use reasonable best efforts to cause the Resale Registration Statement to be declared effective by the Commission as soon as possible after filing, but in no event later than 180 days following the Closing Date (the date on which the Resale Registration Statement becomes effective, the “Effectiveness Date”). During the period beginning on the Effectiveness Date and ending at the time all of the Aggregate Closing Stock Consideration covered by such Resale Registration Statement has been sold, transferred, disposed of or exchanged in accordance with such effective Resale Registration Statement, the Buyer shall use reasonable best efforts to keep the Resale Registration Statement continuously effective and to be supplemented and amended to the extent necessary to ensure that such Resale Registration Statement is available or, if not available, to ensure that another registration statement meeting the requirements of this Section 5.2(a)(i) is available, under the Securities Act at all times until all of the Aggregate Closing Stock Consideration has been disposed of in accordance with the intended method(s) of distribution set forth in such Resale Registration Statement. The Resale Registration Statement filed with the Commission pursuant to this Section 5.2(a)(i) shall contain a prospectus in such form as to permit any Seller to sell such Seller’s Pro Rata Portion of the Aggregate Closing Stock Consideration pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the Effectiveness Date (subject to the limitations imposed by the First Blackout Window and the Second Blackout Window pursuant to Section 5.3), and shall provide that the Aggregate Closing Stock Consideration may be sold pursuant to any method or combination of methods legally available to, and requested by, Sellers.

(ii)    Notwithstanding Section 5.2(a)(i) above, prior to filing a Resale Registration Statement or prospectus, or any amendment or supplement thereto, the Buyer shall furnish to the Sellers and their legal counsel, copies of such Resale Registration Statement as proposed to be filed, each amendment and supplement to such Resale Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Resale Registration Statement (including each preliminary prospectus), and such other documents as the Sellers or their legal counsel may reasonably request in order to facilitate the disposition of the Aggregate Closing Stock Consideration, and provide each Seller the opportunity to object to any information pertaining to such Seller and its plan of distribution that is contained therein and make the corrections reasonably requested by such Seller with respect to such information prior to filing such Resale Registration Statement or such other registration statement or supplement or amendment thereto; provided, however, each Seller shall provide such objections and/or corrections within 5 days of receipt of such Resale Registration Statement and the 30-day period in the first sentence of Section 5.2(a)(i) shall be tolled for each day beyond five days after receipt of such Resale Registration Statement that any Seller has not provided such objections and/or corrections.

(iii)    The Company shall prepare and file a supplemental listing application with the Trading Market to list the Aggregate Closing Stock Consideration covered by the Resale Registration Statement and shall use reasonable best efforts to have the Aggregate Closing Stock Consideration approved for listing on the Trading Market by the date of effectiveness of the Resale Registration Statement, subject only to official notice of issuance.

(iv)    When effective, the Buyer covenants and agrees that the Resale Registration Statement (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectuses contained in such Resale Registration Statement, in light of the circumstances under which a statement is made).

(v)    The Buyer shall notify the Sellers in writing of the effectiveness of the Resale Registration Statement as soon as practicable, and in any event within one Business Day after the Effectiveness Date, and shall furnish to them, without charge, such number of copies of the Resale Registration Statement (including any amendments, supplements and exhibits), the prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Registration Statement or such other documents as the Sellers may reasonably request in order to facilitate the sale of the Aggregate Closing Stock Consideration in the manner described in the Resale Registration Statement.

(b)    Within 10 Business Days after the expiration of the First Blackout Window, such Seller shall have the right (the “First Blackout Put Right”), but not the obligation, in its sole discretion, to cause Buyer to purchase [*] of such Seller’s Pro Rata Portion of the Aggregate Closing Stock Consideration at a price per share of Nikola Common Stock equal to the Issue Price; and

(c)    Within 10 Business Days after the expiration of the Second Blackout Window, such Seller shall have the right (the “Second Blackout Put Right” and, together with the First Blackout Put Right, the “Put Rights”), but not the obligation, in its sole discretion, to cause Buyer to purchase [*].

(d)    If any Seller desires to sell its Pro Rata Portion of the Aggregate Closing Stock Consideration pursuant to Section 5.2(b) and/or (c), such Seller shall deliver to Buyer a written, unconditional and irrevocable notice (“Put Exercise Notice”) exercising the First Blackout Put Right or the Second Blackout Put Right, as applicable, and specifying the number of shares of Nikola Common Stock included in such Seller’s Pro Rata Portion of the Aggregate Closing Stock Consideration included therein.

(e)    The closing of any sale of shares of Nikola Common Stock to Buyer pursuant to the Put Rights granted in this Section 5.2 shall take place no later than 30 days following the date of the applicable Put Exercise Notice. Buyer shall give the applicable Seller at least five days’ written notice of the date of closing (the “Put Right Closing Date”). On the applicable Put Right Closing Date, (i) Buyer will pay each Seller that exercises any Put Rights under Section 5.2(b) or Section 5.2(c), the amount per share of Nikola Common Stock equal to the Issue Price, by wire transfer of immediately available funds in United States dollars to such account as may be designated by each Seller, and (ii) each Seller shall deliver to Buyer’s transfer agent any instruction letter or other documentation required by Buyer’s transfer agent to complete the transfer of the shares of Nikola Common Stock subject to such Seller’s Put Exercise Notice. For the avoidance of doubt, in no event shall Buyer be obligated to pay to all Sellers an amount greater than [*] under Section 5.2(b) or Section 5.2(c), and in the event the amounts calculated as due to all Sellers under Section 5.2(b) or Section 5.2(c) would exceed [*], the amount due each Seller shall be an amount equal to such Seller’s Pro Rata Portion of [*].

Section 5.3    Blackout Windows. Each Seller agrees that the Nikola Common Stock received by such Seller shall be subject to the following blackout windows.

(a)    Each Seller agrees that it shall not be entitled to effect a transfer of any of the Nikola Common Stock received by such Seller under this Agreement prior to the later of (i) the expiration of 90 days after the Closing Date and (ii) the Effectiveness Date without the consent of the Buyer (the “First Blackout Window”).

(b)    Each Seller agrees that it shall not be entitled to effect a transfer of more than [*] (the “Second Blackout Window”).

(c)    The restrictions as set forth in this Section 5.3(a) and (b) shall not apply to (A) transfers of Nikola Common Stock or any security convertible into or exercisable or exchangeable for common stock of the Buyer by will or intestacy upon death of each Seller; (B) transfers of Nikola Common Stock or any security convertible into or exercisable or exchangeable for common stock of Nikola as a bona fide gift or gifts; (C) distributions of Nikola Common Stock or securities convertible into or exercisable or exchangeable for common stock of the Buyer to each Seller’s stockholders, partners or members; (D) transfers of Nikola Common Stock or securities convertible into or exercisable or exchangeable for common stock of the Buyer to (x) a member or members of each Seller’s immediate family (for purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin) or to a trust, the beneficiaries of which are exclusively such Seller or a member or members of his or her immediate family or to any other entity that is wholly owned by such persons or (y) a corporation, partnership, limited liability company or other entity that controls or is controlled by, or is under common control with, such Seller, or is wholly owned by such Seller and/or by members of such Seller’s immediate family; and (E) the pledge, hypothecation or other granting of a security interest in Nikola Common Stock or securities convertible into or exchangeable for shares of common stock of the Buyer to one or more lending institutions as collateral or security for any loan, advance or extension of credit and any transfer upon foreclosure upon such Nikola Common Stock or such securities.

Section 5.4    Public Announcements. The Company, the Sellers and the Buyer shall mutually agree to a joint press release. Each of the Company, the Sellers and the Buyer shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Transaction, and no party shall issue any press release or make any public statement prior to obtaining the written approval of the Company, the Sellers and the Buyer (as the case may be), which approval shall not be unreasonably withheld, except that no such approval shall be necessary to the extent disclosure may be required by applicable Law, court process or any listing agreement of any party hereto.

Section 5.5    Integration. The Buyer shall not, and shall ensure that no Affiliate thereof shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Nikola Common Stock under this Agreement in a manner that would require the registration under the Securities Act of the sale of the Nikola Common Stock or that would be integrated with the offer or sale of the Nikola Common Stock such that approval of the stockholders of the Buyer would be required pursuant to the rules and regulations of any Trading Market.

Section 5.6    Governmental Approvals. Following the Closing, each Seller and the Company shall each take any and all commercially reasonable actions to pursue and obtain all Governmental Approvals now pending or otherwise necessary for the continuation and development of the Project (as detailed in materials Made Available to Buyer).

ARTICLE VI

INDEMNIFICATION

Section 6.1    Survival.

(a)    The representations and warranties of the Sellers and Buyer contained in this Agreement and the Ancillary Agreements and any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby shall survive the Closing until the 18-month anniversary of the Closing Date; provided, however, that:

(i)    the representations and warranties set forth in Section 3.1 (Organization and Good Standing; Organizational Documents), Section 3.2 (Authority, Execution and Enforceability), Section 3.3 (No Violation), Section 3.4 (Equity Interests) and Section 3.13 (Brokers) (collectively the “Seller Fundamental Representations”); the representations and warranties set forth in Section 4.1 (Organization), Section 4.2 (Authority), Section 4.3 (No Conflict; Required Filings and Consents), Section 4.4 (Brokers) and Section 4.6 (Valid Issuance of Nikola Common Stock) (collectively the “Buyer Fundamental Representations”); and claims for fraud (whether fraudulent act or fraudulent omission, and including intentional misrepresentation, but excluding negligent misrepresentation and constructive fraud) shall survive indefinitely; and

(ii)    (A) the representations and warranties set forth in Section 3.12 (Environmental Matters) shall survive until the 24-month anniversary of the Closing Date, and (B) the representations and warranties set forth in Section 3.14 (Taxes) shall survive until the close of business on the 90th day following the expiration of the applicable statute of limitations (giving effect to any waiver, mitigation or extension thereof).

(b)    The respective covenants and agreements of the Sellers and the Buyer contained in this Agreement shall survive the Closing until the expiration of the statute of limitations following the date all performance thereunder was due to be performed.

(c)    The Sellers shall not have any liability with respect to any claim for indemnification under Section 6.2 unless notice of an actual or threatened claim, or of discovery of any facts or circumstances that the Buyer believes in good faith may result in a claim, hereunder is given to the Sellers prior to the expiration of the applicable survival period set forth in this Section 6.1 for the representation, warranty, covenant or agreement that is the subject of such Indemnification Claim, in which case such representation, warranty, covenant or agreement shall survive as to such claim until such claim has been finally resolved and, if applicable, paid or satisfied in full, without the requirement of commencing any Action in order to extend such survival period or preserve such claim.

Section 6.2    Indemnifications.

(a)    The Sellers shall, in accordance with the provisions of this Article VI, defend, indemnify and hold harmless the Buyer and its Affiliates and the respective Representatives, successors and assigns of each of the foregoing (collectively, the “Buyer Indemnified Parties”) from and against, any and all Losses asserted against, incurred, sustained or suffered, directly or indirectly, by any of the foregoing as a result of, arising out of or relating to:

(i)    any breach of any representation or warranty made by any Seller contained in this Agreement or any Ancillary Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby (without giving effect to any limitations or qualifications thereto, including materiality or Material Adverse Effect); and

(ii)    any breach of any covenant or agreement by any Seller or the Company, in each case, contained in this Agreement or any Ancillary Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby.

(b)    The Buyer shall, in accordance with the provisions of this Article VI, defend, indemnify and hold harmless the Sellers and their Affiliates and the respective Representatives, successors and assigns of each of the foregoing (collectively, the “Seller Indemnified Parties”) from and against, any and all Losses asserted against, incurred, sustained or suffered, directly or indirectly, by any of the foregoing as a result of, arising out of or relating to:

(i)    any breach of any representation or warranty made by the Buyer contained in this Agreement or any Ancillary Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby (without giving effect to any limitations or qualifications thereto, including materiality or Material Adverse Effect); and

(ii)    any breach of any covenant or agreement by the Buyer contained in this Agreement or any Ancillary Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby.

Section 6.3    Procedures.

(a)    The party or parties making a claim under this Article VI is referred to as the “Indemnified Party,” and the party against whom such claims are asserted under this Article VI is referred to as the “Indemnifying Party”.

(b)    If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or a Representative thereof (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, then the Indemnified Party shall deliver notice (a “Claim Notice”) in respect thereof to the Indemnifying Party with reasonable promptness, but in any event not later than 20 days after receipt of such notice of such Third Party Claim, and shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence (if available) and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The failure to deliver a Claim Notice, however, shall not release the Indemnifying Party from any of its obligations under this Article VI except to the extent that the Indemnifying Party is materially prejudiced by such failure.

(c)    The Sellers shall have the right to receive copies of all pleadings, notices and communications with respect to such Third Party Claim and Buyer agrees to reasonably consult with the Sellers regarding the strategy for, and material decisions with respect to the conduct of the defense or settlement of, such Third Party Claim; provided, that, (i) such receipt of documents and such consultation do not affect any privilege relating to any Indemnified Party, and

(ii) the Sellers execute and deliver to the Buyer a copy of the Buyer’s (and, if required, such third party’s) standard non-disclosure agreement to the extent that such materials or matters discussed contain confidential or propriety information. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and with the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 6.3(d), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party; provided that if, in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, then the Indemnifying Party shall be liable for the reasonable fees and expenses of one separate firm of attorneys in such firm’s representation of the Indemnified Party. If the Indemnified Party is entitled to defend or direct the defense of any Third Party Claim as hereinabove provided, or if the Indemnifying Party elects not to assume the defense of such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 6.3(d), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim; provided that the Indemnifying Party shall have no liability with respect to any compromise or settlement without the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). If the Indemnifying Party has consented to the compromise or settlement, then the Indemnifying Party shall have no power or authority to object under this Article VI to the amount of any claim by or on behalf of any Indemnified Party for indemnification under this Article VI solely with respect to such compromise or settlement.

(d)    Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into any compromise or settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 6.3(d). If a firm offer is made to settle a Third Party Claim and if (A) the Indemnifying Party pays or agrees to pay or cause to be paid all amounts arising out of such settlement or compromise, (B) such settlement or compromise would not encumber any of the assets of any Indemnified Party (including any assets of the Company) or impose any restriction or condition that would apply to or adversely affect any Indemnified Party or the conduct of any Indemnified Party’s business, (C) the Indemnifying Party obtains, as a condition of such settlement or compromise, a complete release of any Indemnified Party that could reasonably be affected by such Third Party Claim, and (D) such settlement or compromise does not involve any admission of liability or wrongdoing by any Indemnified Party or any of its Affiliates, the Indemnifying Party may settle such Third Party Claim without the prior written consent of the Indemnified Party. If the Indemnified Party has assumed the defense pursuant to Section 6.3(c), it shall not agree to any settlement without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(e)    An Indemnified Party seeking indemnification in respect of, arising out of or involving a Loss or a claim or demand hereunder that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party (a “Direct Claim”) shall deliver a Claim Notice in respect thereof to the Indemnifying Party with reasonable promptness, but in any event not later than 20 days after becoming aware of facts supporting such Direct Claim, and shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence (if available) and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The failure to deliver a Claim Notice, however, shall not release the Indemnifying Party from any of its obligations under this Article VI except to the extent that the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to the Indemnified Party or otherwise than pursuant to this Article VI. The Indemnifying Party shall have 30 days after its receipt of such Claim Notice to respond in writing to such Direct Claim. During such 30-day period, the Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not notify the Indemnified Party within 30 days following its receipt of a Claim Notice in respect of a Direct Claim that the Indemnifying Party disputes its liability to the Indemnified Party hereunder, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement. If the Indemnifying Party agrees that it has an indemnification obligation with respect to a Direct Claim but asserts that it is obligated to pay a lesser amount than that claimed by the Indemnified Party, then the Indemnifying Party shall be deemed to have rejected such claim. If the Indemnifying Party does reject (or is deemed to reject) such claim (or any portion thereof) within such 30-day period, then the Indemnified Party and the Indemnifying Party shall negotiate in good faith for a period of 30 days from the date the Indemnified Party receives such rejection prior to commencing any Action with respect to such claim for indemnification.

Section 6.4    Limits on Indemnification. The indemnification provided for in this Article VI shall be subject to the following limitations:

(a)    With respect to any Loss recovered by the Buyer Indemnified Parties from the Sellers pursuant to this Article VI, no Seller will be liable for more than such Seller’s Pro Rata Portion of the amount of such Loss.

(b)    No Indemnified Party shall be entitled to indemnification pursuant to Section 6.2(a)(i) or Section 6.2(b)(i) unless and until the aggregate amount of indemnifiable Losses which may be recovered from an Indemnifying Party equals or exceeds [*] (the “Deductible”), in which case the Indemnifying Party shall be liable to the extent of such Losses in excess of the Deductible; provided, that the foregoing shall not apply in the event of fraud (whether fraudulent action or fraudulent omission but excluding constructive fraud) or intentional misrepresentation (but excluding negligent misrepresentation) on the part of any Indemnifying Party.

(c)    The maximum aggregate amount of indemnifiable Losses which may be recovered by the Buyer Indemnified Parties from the Sellers pursuant to Section 6.2(a)(i) shall not exceed [*] actually paid to Sellers as of the date of the indemnity claim, except that (1) the liability of each Seller shall not exceed [*] of the portion of the Purchase Price actually paid to such Seller as of the date of the indemnity claim if such liability arises from its breach of any of the Seller Fundamental Representations or any covenants of the Sellers, and (2) the limitations set forth in this Section 6.4(c) shall not apply with respect to indemnity obligations in the case of Losses arising from fraud (whether fraudulent act or fraudulent omission, and including intentional misrepresentation, but excluding negligent misrepresentation and constructive fraud).

(d)    The maximum aggregate amount of indemnifiable Losses which may be recovered by a Seller Indemnified Party from the Buyer pursuant to Section 6.2(b)(i) shall not exceed [*] actually paid to the Seller to which such Seller Indemnified Party is related as of the date of the indemnity claim, except that (1) the liability of Buyer shall not exceed [*] of the portion of the Purchase Price actually paid to the Seller to which such Seller Indemnified Party is related as of the date of the indemnity claim if such liability arises from its breach of any of the Buyer Fundamental Representations or any covenants of the Buyer and (2) the limitations set forth in this Section 6.4(d) shall not apply with respect to indemnity obligations in the case of Losses arising from fraud (whether fraudulent act or fraudulent omission, and including intentional misrepresentation, but excluding negligent misrepresentation and constructive fraud).

(e)    If any Indemnified Party recovers any amounts in respect of Losses from any third party, including but not limited to Tax benefits, insurance proceeds or other third-party payments at any time after any Indemnifying Party has paid all or a portion of such Losses to the Indemnified Party pursuant to the provisions hereof, and such Indemnified Party has therefore recovered from the Indemnifying Party and any relevant third party an amount which is greater than the Losses suffered or incurred by the Indemnified Party (such amount being an “Excess Recovery”), then the Indemnified Party shall repay to the Indemnifying Party an amount (in aggregate) equal to the lesser of (i) the Excess Recovery; and (ii) the amount the Indemnifying Party has paid to the Indemnified Party in respect of the relevant Losses.

(f)    No Indemnified Party shall be entitled under this Article VI to be compensated more than once for the same Losses.

Section 6.5    Exclusive Remedies. Notwithstanding anything to the contrary in this Agreement, except in the case of fraud (whether fraudulent act or fraudulent omission but excluding constructive fraud) or intentional misrepresentation (but excluding negligent misrepresentation), the rights of the parties to indemnification pursuant to this Article VI shall constitute the sole and exclusive remedy of any Indemnified Party for damages arising out of or resulting from the Transaction, regardless of the legal theory under which such liability or obligation may be sought to be imposed, whether sounding in contract or tort, or whether at law or in equity, and the parties hereby agree that except as specifically set forth by this Section 6.5, no Indemnified Party shall have any remedy or recourse with respect to any of the foregoing other than pursuant to, and subject to the terms and conditions of, this Article VI. It is expressly understood that fraud (whether fraudulent act or fraudulent omission but excluding constructive fraud) or intentional misrepresentation (but excluding negligent misrepresentation) committed or directed by (a)(i) a Seller, or (ii) an employee, agent, officer, principal, partner, director or manager of any Seller, the Company, or any Subsidiary of the Company shall be deemed to be fraud or intentional misrepresentation committed by such Seller or the Company, as applicable, for which the Sellers shall be liable; provided, that, notwithstanding the foregoing, no Seller shall be liable for any fraud committed by the Company, any Subsidiary of the Company or another Seller (or any employee, agent, officer, principal, partner, director or manager of the Company, any Subsidiary of the Company or another Seller), unless such Seller had Knowledge of or participated in such fraud. It is expressly understood that fraud (whether fraudulent act or fraudulent omission but excluding constructive fraud) or intentional misrepresentation (but excluding negligent misrepresentation) committed or directed by (a)(i) the Buyer, or (ii) an employee, agent, officer, principal, partner, director or manager of the Buyer, or any Subsidiary of the Buyer shall be deemed to be fraud or intentional misrepresentation committed by the Buyer for which the Buyer shall be liable; provided, that that, notwithstanding the foregoing, Buyer shall not be liable for any fraud committed by the Buyer, any Subsidiary of the Buyer or any employee, agent, officer, principal, partner, director or manager of the Buyer, any Subsidiary of the Buyer or another Seller, unless the Buyer had Knowledge of or participated in such fraud.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1    Fees and Expenses. Except as otherwise provided herein, all fees and expenses incurred in connection with or related to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated.

Section 7.2    Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party.

Section 7.3    Waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of any party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party or a duly authorized officer on behalf of such party.

Section 7.4    Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by e-mail, upon written confirmation of receipt by e-mail, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)                  if to the Sellers, to:

Little Brothers LLC

264 Hillspoint Rd.

Westport, CT 06880

Attention: Peter Sherk

E-mail:

Quasar Energy Partners LLC

1430 2nd Avenue, Apt. 3801

Seattle, WA 98101

Attention: Nalin Gupta

E-mail:

and

Philipp Brothers Fertilizer LLC

9 W. Broad Street

Stamford, CT 06902

Attention: Simon Greenshields

E-mail:

with a copy (which shall not constitute notice) to:

Reed Smith LLP

811 Main St., Suite 1700

Houston, TX 77002

Attention: Efren Acosta and Ron Scharnberg

Email: eacosta@reedsmith.com; rscharnberg@reedsmith.com

and

Hunton Andrews Kurth LLP

600 Travis Street, Suite 4200

Houston, TX 77002

Attention: Phil Haines

Email: phaines@huntonak.com

(ii)                  if to the Company, to:

Wabash Valley Resources LLC

444 W. Sandford Ave.

West Terre Haute, IN 47885

Attention: Daniel Williams P.E.

E-mail:

with a copy (which shall not constitute notice) to:

Reed Smith LLP

811 Main St., Suite 1700

Houston, TX 77002

Attention: Efren Acosta and Ron Scharnberg

Email: eacosta@reedsmith.com; rscharnberg@reedsmith.com

and

Hunton Andrews Kurth LLP

600 Travis Street, Suite 4200

Houston, TX 77002

Attention: Phil Haines

Email: phaines@huntonak.com

(iii)                if to the Buyer, to:

Nikola Corporation

4141 E. Broadway Rd.

Phoenix, AZ 85040

Attention: Erik Mason; Valerie Parzych

E-mail:

with a copy (which shall not constitute notice) to:

Benesch, Friedlander, Coplan & Aronoff

200 Public Square Suite 2300

Cleveland, OH 44114

Attention: Michael A. Primrose

E-mail: mprimrose@Beneschlaw.com

Section 7.5    Interpretation. When a reference is made in this Agreement to a Section, Article, Exhibit, Appendix or Schedule, such reference shall be to a Section, Article, Exhibit, Appendix or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit, Appendix or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit, Appendix or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. If a word or phrase is defined, its other grammatical forms have a corresponding meaning. All Exhibits, Appendices and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified.

Section 7.6    Entire Agreement. This Agreement (including the Exhibits, Appendices and Schedules hereto) and the Ancillary Agreements constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof and thereof. Without limiting the foregoing, this Agreement supersedes and terminates any nondisclosure or confidentiality agreement previously entered into by the parties to this Agreement, their respective Affiliates or Representatives, in anticipation of or in connection with the Transaction, other than (a) the confidentiality provisions contained in the LLC Agreement or any other Ancillary Agreement, and (b) that certain Mutual Confidential Information Agreement dated as of July 13, 2020, between the Company and the Buyer. Notwithstanding any oral agreement or course of conduct of the parties or their Representatives to the contrary, no party to this Agreement shall be under any legal obligation to enter into or complete the Transaction unless and until this Agreement shall have been executed and delivered by each of the parties.

Section 7.7    No Third-Party Beneficiaries. Except as provided in Article VI, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

Section 7.8    Governing Law. This Agreement, and any instrument or agreement required hereunder (to the extent not otherwise expressly provided for therein), shall be governed by, and construed under, the laws of the State of Delaware, without regard to principles of conflicts of laws that would require application of the laws of any other jurisdiction.

Section 7.9    Consent to Jurisdiction; Waiver of Jury Trial.

(a)    The Parties agree that any Action by or against either Party (or its Affiliates or designees) with respect to or arising out of this Agreement or any Ancillary Agreement shall be brought exclusively in Wilmington, Delaware, as the Party instituting such suit, action or other legal proceeding may elect, except that actions to enforce an interim or final judgment may be filed in any court having jurisdiction. By execution and delivery of this Agreement, each Party (for itself, its Affiliates and its designees) irrevocably and unconditionally consents and submits to the exclusive jurisdiction of such courts and the appellate courts therefrom, and waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding. The Parties irrevocably consent to the service of process in any such Action by the mailing of copies thereof by registered or certified mail, first class postage prepaid, return receipt requested, to the addresses set forth or incorporated in Section 7.4. In all cases, to the extent permitted by Law, each Party irrevocably waives its right to a jury trial with respect to any and all Actions, claims and disputes in connection with this Agreement, any Ancillary Agreement or the Transaction.

Section 7.10    Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void; provided, however, that the Buyer may assign this Agreement, or any of its rights hereunder, to any Affiliate of the Buyer without the prior consent of the Company or the Sellers; provided, further, that no assignment shall limit the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 7.11    Currency. All references to “dollars” or “$” or “US$” in this Agreement or any Ancillary Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement and any Ancillary Agreement.

Section 7.12    Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 7.13    Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 7.14    Facsimile or .pdf Signature . This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

Section 7.15    Time of Essence. Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement.

Section 7.16    No Presumption Against Drafting Party. Each of the parties to this Agreement acknowledges that such party has been represented by legal counsel in connection with this Agreement and the Transaction. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

NIKOLA CORPORATION

By:	/s/ Kim Brady
	Name:	Kim Brady
	Title:	Chief Financial Officer

WABASH VALLEY RESOURCES LLC

By:	/s/ Nalin Gupta
	Name:	Nalin Gupta
	Title:	Authorized Representative

QUASAR ENERGY PARTNERS LLC

By:	/s/ Nalin Gupta
	Name:	Nalin Gupta
	Title:	Authorized Representative

PHILIPP BROTHERS FERTILIZER LLC

By:	/s/ Simon Greenshields
	Name:	Simon Greenshields
	Title:	Sole Member

LITTLE BROTHERS, LLC

By:	/s/ Peter Sherk
	Name:	Peter Sherk
	Title:	Authorized Representative

Signature Page to Membership Interests Purchase Agreement